UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 28, 2016, Global Net Lease, Inc. (the “Company”) held its 2016 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on (i) the election of William M. Kahane, P. Sue Perrotty, Edward G. Rendell and Abby M. Wenzel to the Company’s Board of Directors for one-year terms until the 2017 annual meeting of stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. At the Annual Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 145,283,209 shares of the Company’s common stock, out of a total number of 168,936,633 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting.

The stockholders elected all four nominees for director and ratified the appointment of PwC. No other proposals were submitted to a vote of the Company’s stockholders at the Annual Meeting. The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1 – Election of Directors

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
William M. Kahane	48,801,265	1,149,031	436,252	94,896,661
P. Sue Perrotty	49,267,155	676,735	442,658	94,896,661
Edward G. Rendell	48,741,973	1,186,856	457,719	94,896,661
Abby M. Wenzel	49,343,560	604,035	438,953	94,896,661

Proposal 2 – Ratification of the Appointment of PwC as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016:

Votes For	Votes Against	Abstain	Broker Non-Votes
143,537,010	849,477	896,722	*

*	No broker non-votes arose in connection with Proposal No. 2 due to the fact that the matter was not considered a non-routine matter under New York Stock Exchange rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President